Supplemental Agreement №3 as of May 22, 2018

to

DESIGN SERVICE CONTRACT

Between

Twidel Co.

And

Minaro Corp.

THIS SUPPLEMENTAL AGREEMENT, made between Twidel Co., located at 7c 25 Martiou 2408 Egkomi, Nicosia, 2408, Cyprus (hereinafter called the “Customer”), and Minaro Corp., located at Kleonos 8A, Lakatameia, 2333, Cyprus (hereinafter called the “Executor”). Hereinafter referred to as the ‘Parties’ or the ‘Party’ if referred to separately.

Works / services that are provided:

Stage	Services	Terms
1	Understanding the general concept of the visualization	1 working day
2	Project fulfillment	30 working days
3	Fixing bugs (if any)	5 working days

1.The total amount is $ 1,850 (One thousand eight hundred fifty US dollars).

2.Customer pays for the services after they upon performed.

3.This Supplemental Agreement is effective upon signing it by authorized representatives of the Parties.

4.All other paragraphs of the DESIGN SERVICE CONTRACT shall remain effective and the Parties hereby confirm their obligations.

5.This Supplemental Agreement is completed in English language, in two copies, one for each Party and currency of the Supplemental Agreement is US dollar.

6.This Supplemental Agreement is an integral part of DESIGN SERVICE CONTRACT between Twidel Co. and Minaro Corp. as of February 6, 2018.

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be duly executed.

APPROVED BY:                             Twidel Co. / Customer

/s/ Niles Apostolos

Director

APPROVED BY:                             Minaro Corp./ Executor

/s/ Yulia Lazaridou

Director